                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
           the Securities Exchange Act of 1934 (Amendment No.       )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      /X/        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section 240.14a-11(c) or
                 Section 240.14a-12

                                       SL GREEN REALTY CORP.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                             SL GREEN REALTY CORP.
                              420 Lexington Avenue
                         New York, New York 10170-1881

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           to be held on May 15, 2001

                            ------------------------

    NOTICE IS HEREBY GIVEN that the 2001 Annual Meeting of Stockholders (the "Annual Meeting") of SL Green Realty Corp. (the "Company") will be held on May 15, 2001 at 10:00 a.m. at the Grand Hyatt New York Hotel, Park Avenue at Grand Central Terminal, 109 East 42nd Street, New York, New York, for the following purposes:

    1. To elect one Class I director of the Company to serve until the 2004 Annual Meeting of Stockholders and until his successor is duly elected and qualified;

    2. To ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001; and

    3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    Any action may be taken on the foregoing matters at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned, or to which the Annual Meeting may be postponed.

    The Board of Directors has fixed the close of business on March 19, 2001 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof. Only stockholders of record of the Company's common stock, $.01 par value per share, at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting and at any adjournments or postponements thereof.

    You are requested to fill in and sign the enclosed form of proxy, which is being solicited by the Board of Directors, and to mail it promptly in the enclosed postage-prepaid envelope. Any proxy may be revoked by delivery of a later dated proxy. Stockholders of record who attend the Annual Meeting may vote in person, even if they have previously delivered a signed proxy.

                                                  BY ORDER OF THE BOARD OF DIRECTORS
                                                  [LOGO]
                                                  ANDREW S. LEVINE
                                                  SECRETARY

New York, New York
March 30, 2001

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PREPAID ENVELOPE PROVIDED. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

                             SL GREEN REALTY CORP.
                              420 Lexington Avenue
                            New York, New York 10170
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                    FOR 2001 ANNUAL MEETING OF STOCKHOLDERS
                           to be held on May 15, 2001
                            ------------------------

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of SL Green Realty Corp. (the "Company") for use at the 2001 Annual Meeting of Stockholders of the Company to be held on May 15, 2001, and at any adjournments or postponements thereof (the "Annual Meeting"). At the Annual Meeting, stockholders will be asked (1) to vote upon the election of one Class I director of the Company, (2) to ratify the selection of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2001, and (3) to consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

    This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are first being sent to stockholders on or about March 30, 2001. The Board of Directors has fixed the close of business on March 19, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting (the "Record Date"). Only stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), at the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting. As of the Record Date, there were 24,687,497 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. Holders of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held by them.

    The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of the Class I director. The affirmative vote of the holders of a majority of the shares of Common Stock cast at the Annual Meeting at which a quorum is present is required for the ratification of the Company's auditors and the approval of any other matters properly presented at the Annual Meeting for stockholder approval. Under Maryland law, abstentions do not constitute a vote "for" or "against" a matter and will be disregarded in determining "votes cast." Broker "non-votes," or proxies from brokers or nominees indicating that such person has not received instructions from the beneficial owner or other person entitled to vote such shares on a particular matter with respect to which the broker or nominee does not have discretionary voting power, will be treated in the same manner as abstentions.

    STOCKHOLDERS OF THE COMPANY ARE REQUESTED TO COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. SHARES REPRESENTED BY A PROPERLY EXECUTED PROXY RECEIVED PRIOR TO THE VOTE AT THE ANNUAL MEETING AND NOT REVOKED WILL BE VOTED AT THE ANNUAL MEETING AS DIRECTED ON THE PROXY. IF A PROPERLY EXECUTED PROXY IS SUBMITTED AND NO INSTRUCTIONS ARE GIVEN, THE PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE FOR CLASS I DIRECTOR OF THE COMPANY NAMED IN THIS PROXY STATEMENT AND FOR RATIFICATION OF THE BOARD OF DIRECTORS' SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2001. IT IS NOT ANTICIPATED THAT ANY MATTERS OTHER THAN

THOSE SET FORTH IN THE PROXY STATEMENT WILL BE PRESENTED AT THE ANNUAL MEETING. IF OTHER MATTERS ARE PRESENTED, PROXIES WILL BE VOTED IN ACCORDANCE WITH THE DISCRETION OF THE PROXY HOLDERS.

    A stockholder of record may revoke a proxy at any time before it has been exercised by filing a written revocation with the Secretary of the Company at the address of the Company set forth above, by filing a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. Any stockholder of record as of the Record Date attending the Annual Meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy.

    The Company's 2000 Annual Report, including financial statements for the fiscal year ended December 31, 2000, has been mailed to stockholders concurrent with the mailing of this Proxy Statement. The Annual Report, however, is not part of the proxy solicitation material.

                        PROPOSAL 1: ELECTION OF DIRECTOR

    The Board of Directors of the Company consists of five members and is divided into three classes, with the directors in each class serving for a term of three years and until their successors are duly elected and qualified. The term of one class expires at each annual meeting of stockholders.

    At the Annual Meeting, one director will be elected to serve until the 2004 Annual Meeting and until his successor is duly elected and qualified. The Board of Directors has nominated Mr. Edwin Thomas Burton, III to serve as the Class I director (the "Nominee"). The Nominee is currently serving as a Class I director of the Company. The Board of Directors anticipates the Nominee will serve, if elected, as a director. However, if the person nominated by the Board of Directors is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE.

INFORMATION REGARDING THE NOMINEE AND THE CONTINUING DIRECTORS

    The following table and biographical descriptions set forth certain information with respect to each Nominee for election as a Class I director at the Annual Meeting and the continuing directors whose terms expire at the annual meetings of stockholders in 2002 and 2003, based upon information furnished to the Company by each director.

                                                                          AMOUNT AND NATURE OF
                                                              DIRECTOR   BENEFICIAL OWNERSHIP OF    PERCENT OF
NAME                                                 AGE       SINCE        COMMON STOCK (1)       CLASS (2)(3)
----                                               --------   --------   -----------------------   ------------
CLASS I NOMINEE DIRECTOR (TERM EXPIRES IN 2004)
Edwin Thomas Burton, III.........................     58        1997               18,462                 *
CLASS II CONTINUING DIRECTORS (TERMS EXPIRE IN
  2002)
Benjamin P. Feldman..............................     48        1997              214,360(4)(5)           *
John S. Levy.....................................     65        1997               18,462                 *
CLASS III CONTINUING DIRECTORS (TERMS EXPIRE IN
  2003)
John H. Alschuler, Jr............................     52        1997               19,622                 *
Stephen L. Green.................................     62        1997            2,190,784(6)            8.9%

------------------------------

(1) All information has been determined as of March 19, 2001. For purposes of this table a person is deemed to have "beneficial ownership" of the number of shares of Common Stock that such person has the right to acquire pursuant to the exercise of stock options exercisable within sixty days or the redemption of units (the "Units") of limited partnership interests in SL Green Operating Partnership, L.P., a Delaware limited partnership (the "Operating Partnership") of which the Company is the general partner (assuming the Company elects to issue Common Stock rather than pay cash upon such redemption). See "Executive Compensation" for a discussion of the vesting of stock options granted to directors and officers. Pursuant to the terms of the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of August 20, 1997, as amended, upon a notice of redemption from a Unit holder, the Operating Partnership is obligated to redeem Units for cash, or, at the option of the Company, shares of Common Stock.

(2) For purposes of computing the percentage of outstanding shares of Common Stock held by each person, any share of Common Stock which such person has the right to acquire pursuant to the exercise of a stock option exercisable within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percent ownership of any other person.

(3) "*" represents less than 1% of class.

(4) Mr. Feldman holds certain of such shares through a family limited liability company of which he is the managing member.

(5) Includes 18,698 Units.

(6) Includes 2,140,784 Units.

CLASS I NOMINEE FOR ELECTION--TERM EXPIRES IN 2004

    EDWIN THOMAS BURTON, III has served as a director of the Company since 1997 and serves as Chairman of the Audit Committee, and is a member of the Compensation Committee. Mr. Burton is a member, and from 1997 until March 2001 served as Chairman of the Board of Trustees, of the Investment Advisory Committee of the Virginia Retirement System ("VRS") for state and local employees of the Commonwealth of Virginia ($30 billion in assets). Mr. Burton served as the Chairman of the VRS Special Committee on the sale of RF&P Corporation, a $570 million real estate company. Since 1988, he has served as a professor of economics at the University of Virginia. Mr. Burton is currently a director of Virginia National Bank and several private companies. From 1994 until 1995, Mr. Burton served as Senior Vice President, Managing Director and member of the Board of Directors of Interstate Johnson Lane, Incorporated, an investment banking firm where he was responsible for the Corporate Finance and Public Finance Divisions. From 1987 to 1994, Mr. Burton served as President of Rothschild Financial Services, incorporated (a subsidiary of Rothschild, Inc. of North America), an investment banking company headquartered in New York City that is involved in proprietary trading, securities lending and other investment activities. Mr. Burton also serves as a consultant to numerous companies on investment strategy and investment banking. Mr. Burton served on the Board of Directors of Capstar, a publicly traded hotel company, and SNL Securities, a private securities data company. He has also served on the Board of Directors of Virginia National Bank since 1998 and is currently Chairman of the Compensation Committee. He has held various teaching positions at York College, Rice University and Cornell University and has written and lectured extensively in the field of economics. Mr. Burton also serves as a member of the Children's Medical Center Committee of the University of Virginia Hospital Advisory Board. Mr. Burton received a B.A. and an M.A. in economics from Rice University and a Ph.D. in economics from Northwestern University.

CLASS II CONTINUING DIRECTORS--TERMS EXPIRE IN 2002

    BENJAMIN P. FELDMAN served as Executive Vice President and General Counsel of the Company from 1997 until his retirement from the Company as of November 3, 2000. Mr. Feldman currently serves as a consultant to the Company. He served as a Director and member of the Executive Committee of the Board of Directors between 1997 and the date of his retirement. He served as General Counsel of SL Green Properties, Inc. ("SL Green Properties") from 1987 until 1997. Prior to joining the Company, Mr. Feldman was vice-president and general counsel for Bruce Berger Realty. Mr. Feldman received a B.A. degree from Columbia University and a J.D. degree from Columbia University School of Law.

    JOHN S. LEVY has served as a director of the Company since 1997 and serves on the Audit Committee and Compensation Committee of the Board of Directors.
Mr. Levy is a private investor. He also serves as a director of the Bear Stearns Funds. Mr. Levy was associated with Lehman Brothers Inc. (or its corporate predecessors) from 1983 until 1995. During that period, Mr. Levy served as Managing Director and Chief Administrative Officer of the Financial Services Division, Senior Executive Vice President and Co-Director of the International Division overseeing the International Branch System, and Managing

Partner of the Equity Securities Division, where he managed the International, Institutional, Retail and Research Departments. Prior to that period, Mr. Levy was associated with A.G. Becker Incorporated (or its corporate predecessors) from 1960 until 1983. At A.G. Becker, Mr. Levy served as Managing Director of the Execution Services Division, Vice President-Manager of Institutional and Retail Sales, Manager of the Institutional Sales Division, Manager of the New York Retail Office and a Registered Representative. Mr. Levy received a B.A. degree from Dartmouth College.

CLASS III CONTINUING DIRECTORS--TERMS EXPIRE IN 2003

    JOHN H. ALSCHULER, JR. has served as a director of the Company since 1997 and serves on the Audit Committee, the Executive Committee and the Compensation Committee of the Board of Directors. He is the President of Hamilton, Rabinowitz & Alschuler, Inc. ("HR&A") and the Partner in Charge of its New York office. HR&A is a nationally recognized consulting firm with 20 years of experience in real estate, advisory services, policy, and management consulting. Mr. Alschuler conducts a broad range consulting practice focused on the revitalization of urban communities and the construction of significant places with sound economic and social foundations. He has advised a wide range of development clients including the Alliance for Downtown New York, the New Jersey Performing Arts Center, The Guggenheim Foundation, The Related Companies, Madison Square Garden, Brookfield Properties, the Government of Kuwait, Queens West Development Corporation, Empire State Development Corporation, and the State of New York, among others. He has also advised a large array of public organizations and elected officials, including the Mayor and Governor of the State of New York and a variety of State Governors across the nation on issues including economic development, real estate development, capital construction, etc. Most recently, he led the advisory team that shaped Mayor Rudolph Giuliani's and Governor George Pataki's plan for the redevelopment of Governor's Island. He currently serves as the Chief Consultant for the redevelopment of the Brooklyn Waterfront. He also assists the office of the Deputy Mayor of Washington, D.C. develop new initiatives and has managed a variety of large scale privatizations, including one recently completed for the MBTA.
Mr. Alschuler is also an Adjunct Associate Professor at Columbia University where he teaches real estate development. Mr. Alschuler received a B.A. degree from Wesleyan University and Ed.D. degree from the University of Massachusetts at Amherst.

    STEPHEN L. GREEN has served as the Chairman and member of the Executive Committee of the Board of Directors and Chief Executive Officer of the Company since 1997. Mr. Green founded S.L. Green Real Estate in 1980. Since then he has been involved in the acquisition of over 50 Manhattan office buildings containing in excess of twenty million square feet. His clients have included Aldrich Eastman & Waltch, Bank of New York, CalPERS, Dai-Ichi Kangyo Bank, and CS First Boston. Mr. Green is a Governor of the Real Estate Board of New York and an at-large member of the Executive Committee of the Board of Governors of the Real Estate Board of New York. Additionally, Mr. Green is a Co-Chairman of the Real Estate Tax Fairness Coalition. Mr. Green received a B.A. degree from Hartwick College and a J.D. degree from Boston College Law School.

BIOGRAPHICAL INFORMATION REGARDING EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

    DAVID J. NETTINA has served as President since 1998, Chief Operating Officer since 1997 and served as Chief Financial Officer of the Company from 1997 to 1998. Mr. Nettina will leave the Company effective March 31, 2001, but will continue to serve as an advisor to the Company until September 30, 2001. Prior to joining the Company, Mr. Nettina worked for The Pyramid Companies ("Pyramid"), based in Syracuse, NY, in various positions from March 1986 to June 1997. From 1990 to 1997, Mr. Nettina was a partner and Chief Financial Officer of Pyramid. From 1989 to 1990, Mr. Nettina was a development partner at the Boston, MA office of Pyramid. Mr. Nettina was the Director of Corporate Finance of the Pyramid Development Group from 1987 to 1989. From 1986 to 1987, Mr. Nettina was Chief Operating Officer of the Pyramid Management Group.
Mr. Nettina served as President of Citibank (Maine), N.A. from 1983 to 1986. From 1980 to 1983, Mr. Nettina was Assistant Vice President of Citibank (NYS), N.A. in Rochester,

NY. Mr. Nettina was in the U.S. Army from 1976 until he completed service as a Captain in 1980. Mr. Nettina received a B.S. degree in 1974 and an MBA in 1976 from Canisius College. Mr. Nettina is 48 years old.

    MARC HOLLIDAY joined the Company as Chief Investment Officer in July, 1998 and will become President of the Company effective April 1, 2001. Since joining the Company, Mr. Holliday has developed the Company's business strategy that featured the repositioning and strategic upgrading of the portfolio to larger avenue properties with high quality tenants through selective acquisitions and dispositions coupled with joint ventures and structured finance programs. While continuing to concentrate on the Company's investment activities, Mr. Holliday's increased responsibilities will include developing corporate strategies to increase shareholder value and long-term capital planning. Prior to joining the Company he was Managing Director and Head of Direct Originations for New York-based Capital Trust (NYSE:CT). While at Capital Trust, a specialty real estate finance company, Mr. Holliday was in charge of originating direct principal investments for the firm, consisting of mezzanine debt, preferred equity and first mortgage bridge loans. Mr. Holliday served in various management positions, including Senior Vice President, at New York-based Victor Capital Group, a private real estate investment bank specializing in advisory services, investment management and debt and equity placements. Mr. Holliday received a Bachelor of Science degree in Business and Finance from Lehigh University in 1988, as well as a Master of Science degree in Real Estate Development from Columbia University in 1990. Mr. Holliday is 34 years old.

    MICHAEL W. REID joined the Company as Chief Operating Officer in February, 2001. Mr. Reid will oversee finance, capital markets activity, investor relations and corporate administration. Prior to joining the Company, Mr. Reid was a Managing Director at Lehman Brothers in the Global Real Estate Department. While at Lehman Brothers, Mr. Reid headed the Real Estate Group's Equity Practice from 1993. In this capacity, he led S. L. Green's IPO in 1997 and was involved in over $7 billion in equity offerings, including 10 lead managed IPOs for a diverse group of real estate companies. In over 17 years of investment banking, Mr. Reid has also been involved in over $8 billion in mortgage and unsecured debt transactions, as well as a full range of strategic and corporate advisory assignments. From 1984 - 1987, Mr. Reid worked at The First Boston Corporation where he worked on asset sales, mortgage financings, leasing and strategic advisory. From 1982 - 1984, Mr. Reid worked at Landauer Associates where he worked in the Marketing Division specializing in leasing. Mr. Reid received a Bachelor of Arts from Yale University in 1975 and a Master of Divinity from Yale University in 1978. Mr. Reid is 47 years old.

    GERARD NOCERA has served as Executive Vice President-Leasing of the Company since 1997. From 1991 to 1997, Mr. Nocera was responsible for the development and implementation of marketing and leasing programs at SL Green Properties owned and managed properties. Prior to joining SL Green Properties, Mr. Nocera worked for The Cohen Brothers as a landlord representative. Mr. Nocera is a member of the Real Estate Board of New York. Mr. Nocera received a B.A. degree from Duquesne University. Mr. Nocera is 44 years old.

    THOMAS E. WIRTH has served as Chief Financial Officer since June 1999 and joined the Company in 1997 as Vice President-Finance. Prior to joining the Company, from 1995 to 1997 Mr. Wirth was Vice President of Financial Reporting and Analysis for Greenwich, Connecticut based United Waste System, Inc., a waste management company acquired in 1997 by USA Waste Services, Inc. Mr. Wirth also spent 10 years with Ernst & Young LLP in various positions, including senior manager. Mr. Wirth received his Bachelor of Arts degree in business management and accounting from Gettysburg College and is a licensed CPA. Mr. Wirth is 37 years old.

    ANDREW S. LEVINE joined the Company as General Counsel, Executive Vice President and Secretary in November, 2000. Prior to joining the Company,
Mr. Levine was a partner at the law firm of Pryor, Cashman, Sherman & Flynn, LLP. Mr. Levine was also a partner at the firm of Dreyer & Traub. As a member of the REIT and Real Estate Transactions and Business groups at Pryor Cashman,
Mr. Levine has been counsel to a diverse client base of public and private real estate companies, national retailers, REITs, private developers, investment advisers and lenders. Mr. Levine received a B.A. degree from the University of Vermont in 1980 and a J.D. from Rutgers School of Law in 1984. Mr. Levine is 42 years old.

THE BOARD OF DIRECTORS AND ITS COMMITTEES

    The Company is managed by a five member Board of Directors, a majority of whom are independent of the Company's management. The Board of Directors held 3 meetings during fiscal year 2000. Each of the directors attended at least 75% of the total number of meetings of the Board of Directors during 2000.

    AUDIT COMMITTEE. The Company has a standing Audit Committee. Information regarding the functions performed by the Audit Committee and its membership, is set forth in the "Audit Committee Report, "and the "Audit Committee Charter" included in this annual proxy statement. The Audit Committee held 3 meetings during fiscal year 2000. Each of the committee members attended at least 75% of the total meetings of the Audit Committee.

    EXECUTIVE COMMITTEE. Subject to the supervision and oversight of the Board of Directors, the Executive Committee, which consists of Stephen L. Green, Benjamin P. Feldman and John H. Alschuler, Jr., has the authority to approve the acquisition, financing and disposition of investments by the Company and to authorize the execution of certain contracts and agreements, including those relating to the borrowing of money by the Company and to exercise generally all other powers of the Board of Directors, except for those which require action by all Directors or the Independent Directors under the Articles of Incorporation or Bylaws of the Company or under applicable law. The Executive Committee held no meetings during fiscal year 2000.

    COMPENSATION COMMITTEE.  The Compensation Committee, which consists of John
H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy, makes recommendations and exercises all powers of the Board of Directors in connection with compensation matters, including incentive compensation and benefit plans. The Compensation Committee also has authority to grant awards under the Company's 1997 Stock Option and Incentive Plan, as amended by the Board of Directors (the "Amended 1997 Stock Option and Incentive Plan"). The Compensation Committee held 1 meeting during fiscal year 2000.

    The Board of Directors does not have a standing nominating committee. The full Board of Directors performs the functions of such a committee.

DIRECTOR COMPENSATION

    Each of the non-employee directors of the Company receives an annual director's fee of $12,000. Each non-employee director also receives $1,000 for each meeting of the Board of Directors attended and $500 for each committee meeting attended, provided such committee meeting does not occur on a day on which a Board of Directors meeting is held. The annual fee is payable half in stock and half in cash each year. The meeting fees are paid in cash. Each non-employee director, upon initial election to the Board of Directors, received options under the 1997 Stock Option and Incentive Plan to purchase 6,000 shares of Common Stock at the market price of the Common Stock on the date of grant, which vested one year from the date of grant, on May 19, 1999, received options under such plan to purchase an additional 6,000 shares of Common Stock at the market price of the Common Stock on the date of grant, all of which vested on the date of grant and on May 31, 2000, received options under such plan to purchase an additional 6,000 shares of Common Stock on the date of grant, all of which vested on the date of grant.

         PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors of the Company, upon the recommendation of the Audit Committee, has selected the accounting firm of Ernst & Young LLP to serve as independent auditors of the Company for the fiscal year ending December 31, 2001, subject to ratification of this appointment by the stockholders of the Company. Ernst & Young LLP has served as the Company's independent auditors since the Company's formation in June 1997 and is considered by management of the Company to be well qualified. That firm has advised the Company that neither it nor any member thereof has any financial interest, direct or indirect, in the Company or any of its subsidiaries in any capacity.

                                 FEE DISCLOSURE

    AUDIT FEES

    The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $253,000. Audit related fees for the fiscal year were $58,000.

    FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

    Ernst & Young LLP did not provide any services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

    ALL OTHER FEES

    The aggregate fees billed by Ernst & Young LLP for services rendered to the Company, other than the services described under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000 were $735,000, which primarily related to a tax engagement which assisted the Company in identifying asset classifications of its commercial real estate assets for the purpose of maximizing tax depreciation.

    A representative of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF THE INDEPENDENT AUDITORS.

                             AUDIT COMMITTEE REPORT

    The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors, in accordance with the "Audit Committee Charter," a copy of which appears as Exhibit A to this annual proxy statement. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

    The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and considered the compatiability of non-audit services with the auditors' independence.

    The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

    In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

                                          SUBMITTED BY THE AUDIT COMMITTEE
                                          OF THE BOARD OF DIRECTORS

                                          Edwin Thomas Burton, III (Chairman)
                                          John H. Alschuler, Jr.
                                          John S. Levy

                             EXECUTIVE COMPENSATION

    The following table sets forth information regarding the base compensation awarded to the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers (collectively, the "Named Executive Officers") whose base salary, on an annualized basis, exceeded $100,000 during the fiscal year ended December 31, 2000.

                           SUMMARY COMPENSATION TABLE

                                                                  ANNUAL COMPENSATION
                                  ------------------------------------------------------------------------------------
                                                                       OTHER      RESTRICTED    LONG TERM    ALL OTHER
NAME AND PRINCIPAL POSITION         YEAR     SALARY($)   BONUSES($)    ANNUAL    STOCK AWARDS   OPTIONS(1)      ($)
---------------------------       --------   ---------   ----------   --------   ------------   ----------   ---------
Stephen L. Green,                   2000     $350,000     $325,000      -0-         -0-          300,000       -0-
  Chairman of the Board,            1999     $250,000     $325,000      -0-                      300,000       -0-
  Chief Executive Officer.......    1998     $250,000       -0-         -0-                      125,000       -0-

David J. Nettina,                   2000     $300,000     $175,000    $171,250     $432,500       -0-        $264,000
  President and                     1999     $300,000     $100,000      -0-                       -0-        $300,000
  Chief Operating Officer.......    1998     $200,000     $100,000      -0-                      100,000     $300,000

Marc Holliday,                      2000     $300,000     $100,000    $133,047     $534,375       40,000     $300,000
  Chief Investment                  1999     $300,000     $100,000      -0-                      100,000       -0-
  Officer.......................    1998     $126,923     $ 50,000      -0-                      300,000       -0-

Gerald T. Nocera,                   2000     $200,000     $125,000    $ 38,531     $ 97,313       30,000       -0-
  Executive Vice President-         1999     $175,000     $125,000      -0-                       -0-          -0-
  Leasing.......................    1998     $175,000     $ 75,000      -0-                       75,000       -0-

Benjamin P. Feldman,                2000     $151,442     $ 42,250    $ 38,531     $ 97,313       -0-          -0-
  Executive Vice President          1999     $175,000     $ 50,000      -0-                       -0-          -0-
  and General Counsel...........    1998     $150,000     $ 50,000      -0-                       50,000       -0-

------------------------

(1) As of December 31, 2000, options to purchase a total of 2,440,966 shares of Common Stock have been granted to directors and employees of the Company, including options to purchase 1,595,000 shares of Common Stock granted to the Named Executive Officers.

    The following table sets forth the options granted with respect to the fiscal year ended December 31, 2000 to the Company's Named Executive Officers.

                                                    OPTION GRANTS IN FISCAL YEAR 2000
                                           PERCENT OF
                                             TOTAL                                  POTENTIAL REALIZABLE
                              NUMBER OF     OPTIONS     EXERCISE                   VALUE AT ASSUMED ANNUAL
                              SECURITIES    GRANTED       PRICE                     RATES OF SHARE PRICE
                              UNDERLYING       TO          PER                     APPRECIATION FOR OPTION
                               OPTIONS     EMPLOYEES    SHARE OF                          TERM (3)
                               GRANTED     IN FISCAL     COMMON     EXPIRATION   ---------------------------
NAME                             (1)          YEAR      STOCK (2)      DATE        5%(4)           10%(5)
----                          ----------   ----------   ---------   ----------   ----------      -----------
Stephen L. Green............   300,000        47.9%      $25.25      10/24/10    $4,763,877      $12,072,599
David J. Nettina............     - 0 -        - 0 -         N/A           N/A           N/A              N/A
Benjamin P. Feldman.........     - 0 -        - 0 -         N/A           N/A           N/A              N/A
Gerard T. Nocera............    30,000         4.8%      $25.25      10/24/10    $  476,388      $ 1,207,260
Marc Holliday...............    40,000         6.4%      $25.25      10/24/10    $  635,184      $ 1,609,680

------------------------

(1) All options are granted at the fair market value of the common stock at the date of grant. These options will vest in five equal annual installments (rounded to the nearest whole share) over five years.

(2) The exercise price for the options was based on the market price of the Common Stock on the date of issuance.

(3) In accordance with the rules of the Commission, these amounts are the hypothetical gains or "option spreads" that would exist for the respective options based on assumed rates of annual compound share price appreciation of 5% and 10% from the date the options were granted over the full option term. No gain to the optionee is possible without an increase in the price of the Common Stock, which would benefit all stockholders.

(4) An annual compound share price appreciation of 5% from the issuance price of the Common Stock yields a price of $41.1296 per share of Common Stock.

(5) An annual compound share price appreciation of 10% from the issuance price of the Common Stock yields a price of $65.5920 per share of Common Stock.

    David Nettina exercised 50,000 options with a market value of $237,500 during the year ended December 31, 2000. No other Named Executive Officer exercised options in 2000.

    The following table sets forth the value of options held at the end of 2000 by the Company's Named Executive Officers.

                                              NUMBER OF SHARES UNDERLYING     VALUE OF UNEXERCISED
                                                  UNEXERCISED OPTION          IN-THE-MONEY OPTIONS
                                                AT FISCAL YEAR-END (#1)     AT FISCAL YEAR-END ($)(1)
NAME                                           EXERCISABLE/UNEXERCISABLE    EXERCISABLE/UNEXERCISABLE
----                                          ---------------------------   -------------------------
Stephen L. Green............................         50,000/675,000            $478,125/$3,698,437
David J. Nettina............................          65,000/60,000              $557,500/$573,750
Benjamin P. Feldman.........................          70,000/30,000              $541,250/$286,875
Gerard T. Nocera............................          80,000/75,000              $636,875/$512,812
Marc Holliday...............................        120,000/320,000            $510,000/$1,593,750

------------------------

(1) The value of unexercised in-the-money options at fiscal year-end based on the fair market value for Common Stock, $28.00 share, as of December 31, 2000.

EMPLOYMENT AND NONCOMPETITION AGREEMENTS

    Benjamin P. Feldman and Gerard T. Nocera each entered into an amended and restated employment and noncompetition agreement, effective as of October 1, 1998. Each agreement has a three-year term, will automatically renew for additional one-year terms unless notice of non-renewal is given and provides for certain severance payments in the event of the Named Executive Officer's death, disability, termination "without cause" or resignation with "good reason" (as such terms are defined in the agreements). Each such employment and noncompetition agreement, subject to certain exceptions, prohibits the Named Executive officer from engaging, directly or indirectly, in any business which engages or attempts to engage, directly or indirectly, in any material acquisition, development, construction, operation, management or leasing of any commercial real estate property within specified portions of the New York City metropolitan area during the one-year period following the executive's termination of employment with the Company. Effective November 3, 2000, Mr. Feldman retired from the Company.

    In October 1998, as amended in January 2000, David J. Nettina also entered into a generally similar amended and restated employment and noncompetition agreement with the Company. However, the scheduled expiry of Mr. Nettina's agreement was July 8, 2001 and the agreement would not automatically renew. The agreement, through July 8, 2000, provided for a minimum yearly bonus of $100,000, and the award of $200,000 worth of shares of Common Stock on the annual anniversary dates of his employment. The agreement also provided that if Mr. Nettina voluntarily terminated his employment for a reason other than disability or "good reason" and did not provide at least 12 months advance notice to the Company ("Sufficient Notice"), certain stock options and shares of restricted stock granted to him would be forfeited and/or subject to repurchase by the Company. Subject to certain exceptions, if Mr. Nettina's employment was terminated without Sufficient Notice, the agreement prohibited Mr. Nettina from engaging in certain competitive activities within the New York City metropolitan area during the period beginning on the date of the termination of his employment with the Company and ending on the later of (i) three years from his commencement of such employment and (ii) one year from the termination of such employment. Mr. Nettina's agreement was subject to extension by mutual agreement between Mr. Nettina and the Company.

    In addition, pursuant to the terms of Mr. Nettina's prior employment agreement, Mr. Nettina received a loan from the Company on August 14, 1997 to purchase shares of Common Stock issued under the 1997 Stock Option and Incentive Plan (a "Stock Loan"). The principal amount of the Stock Loan was $300,000. On August 14, 1999, the Stock Loan was cancelled and replaced with a new loan from the Company in the principal amount of $100,000 (the "New Loan"). The New Loan was forgiven in accordance with its terms.

    In July, 1998, Marc Holliday entered into an employment and noncompetition agreement with the Company. The term of the agreement was five (5) years, which term did not renew automatically. Pursuant to the agreement, Mr. Holliday received, among other things, (i) an interest free loan from the Company in the amount of $300,000 (which was forgiven in its entirety because Mr. Holliday remained in the employ of the Company after January 10, 2000); (ii) options to purchase 300,000 shares of SL Green Common Stock, which options vest equally over a five year period; and (iii) 150,000 shares of restricted SL Green Common Stock, subject to vesting as described below (the "Holliday Restricted Stock").

    The Holliday Restricted Stock vests over five years, with 15% vesting after years one, two and three, 20% vesting after year four and the remaining 35% vesting after year five. However, the vesting of the Holliday Restricted Stock is further conditioned upon the attainment of specified financial performance goals during the vesting period. On the fifth anniversary of Mr. Holliday's employment with SL Green, if Mr. Green is no longer the Chairman of the Board of Directors of the Company and the total value (such value being the "Total Value") of Mr. Holliday's stock options, the Holliday Restricted Stock and any other shares of restricted stock received by Mr. Holliday as compensation is less than $1,500,000, Mr. Holliday may, at his option, either require SL Green to pay to him the difference between $1,500,000 and the Total Value or retain such options and shares. In the event Mr. Holliday requires the Company to pay such difference, the Company may, at its option, purchase from Mr. Holliday all such shares and options for a purchase price of $1,500,000.

    On January 17, 2001, Marc Holliday entered into an amended and restated employment and noncompetition agreement with the Company. The term of the agreement is six (6) years, which shall automatically renew for successive nine
(9) month periods unless either Mr. Holliday or the Company serves the required notice under the said agreement.

    Finally, in connection with the IPO, Stephen L. Green entered into an employment and noncompetition agreement with the Company that is substantially similar to the amended and restated employment and noncompetition agreements of Messrs. Feldman and Nocera. Mr. Green's agreement has been extended so as to expire on August 30, 2002. Mr. Green's agreement, subject to certain exceptions, prohibits him from engaging in certain competitive activities within the New York metropolitan area during the period beginning on the date of the termination of his employment with the Company and ending on the later of
(i) three years from the closing of the IPO and (ii) one year from the termination of such employment.

DEFERRED COMPENSATION AWARDS

    In September 2000, the Company's preferred equity interest in 1370 Avenue of the Americas was redeemed and the Company recognized a gain of $8.6 million. As a result of the sale, a $2.8 million compensation award was granted to certain members of management. This award, which will be paid out over a three-year period solely at the option of the Company beginning in 2001, will be disclosed as "other annual" compensation in future proxy statements to the extent payments are made to one of the named executives. No awards were paid in 2000.

REPORT ON EXECUTIVE COMPENSATION

    The following is a report by the Company's Compensation Committee regarding the Company's executive compensation objectives, executive compensation program and the compensation of the Company's chief executive officer.

    EXECUTIVE COMPENSATION OBJECTIVES. The objective of the Company's executive compensation program is to attract, retain and motivate talented executives that will maximize stockholder value. In order to achieve this objective, in addition to annual base salaries, the executive compensation program utilizes a combination of long-term incentives through equity-based compensation and annual incentives through cash bonuses. The program is intended to align the interests of executives with those of the Company's stockholders by linking a portion of executive compensation directly to increases in stockholder value. The Company seeks to provide total compensation to its executive officers which is competitive with total compensation paid by REITs similar to the Company.

    PROCEEDINGS OF THE COMPENSATION COMMITTEE. The Compensation Committee determines compensation for the Company's executive officers and is comprised of three non-employee directors, John H. Alschuler, Jr., Edwin Thomas Burton, III and John S. Levy. Final compensation determinations for each fiscal year generally are made after the end of the fiscal year and after audited financial statements for such year become available. At that time, base salaries for the following fiscal year are set to the extent not already dictated by the terms of existing employment agreements, cash bonuses, if any, will be determined for the past year's performance, and option grants, if any, will generally be made.

    The Compensation Committee exercises independent discretion in respect of executive compensation matters. With respect to the compensation of the Named Executive Officers other than Mr. Stephen L. Green, the Compensation Committee reviews the recommendations of Mr. Stephen L. Green.

    The following is a discussion of each element of the Company's executive compensation:

    ANNUAL BASE SALARY. Base salaries for each of the Named Executive Officers are the subject of the employment agreement between the Company and each such executive as indicated above.

    ANNUAL INCENTIVES. Annual incentives are provided in the form of cash bonuses to be paid if certain performance objectives are achieved. The Compensation Committee may in the future award cash bonuses based primarily upon the Company's level of Funds from Operations. Cash bonuses will also be subject to adjustment based upon the Compensation Committee's evaluation of an executive's personal performance. Mr. Nettina's employment and noncompetition agreement provides for a minimum annual cash bonus (commencing on the first anniversary of the date of the agreement) of $100,000.

    LONG-TERM INCENTIVES. Long-term incentives are provided through the grant of stock options. The grant of stock options are intended to align the executive's long-term objectives with those of the Company's stockholders. The Amended 1997 Stock Option and Incentive Plan is administered by the Compensation Committee, which has the discretion to determine those individuals to whom options will be granted, the number of shares subject to options and other terms and conditions of the options. In the year 2000, as a long-term incentive award, Marc Holliday received 40,000 stock options and Gerald Nocera received 30,000 options.

    2000 CHIEF EXECUTIVE OFFICER COMPENSATION. For the fiscal year ended December 31, 2000, the Compensation Committee awarded to Stephen L. Green 300,000 stock options and a $325,000 cash bonus. These awards were determined by the Compensation Committee substantially in accordance with the policies described above relating to all Named Executive Officers of the Company. In making such determinations, the Compensation Committee noted several factors, including the Company's achievement of a 17% increase in Funds from Operations per share in 2000 over levels achieved in 1999.

    TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162 (m) of the Internal Revenue Code of 1986, as amended, limits the deductibility on the Company's tax return of compensation over $1 million to any of the Named Executive Officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162 (m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate compensation for their performance. The Company did not pay any compensation during 2000 that would be subject to the limitations set forth in Section 162(m).

                                          SUBMITTED BY THE COMPENSATION
                                          COMMITTEE OF THE BOARD OF DIRECTORS

                                          John H. Alschuler, Jr.
                                          Edwin Thomas Burton, III
                                          John S. Levy

                           STOCK PERFORMANCE GRAPH(1)

    The following graph provides a comparison of the cumulative total shareholder return on the Common Stock from the IPO price to the NYSE closing price per share on December 31, 2000 with the cumulative total return on the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500") and the Standard & Poor's REIT Composite Index (the "S&P REIT Index"). Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the Common Stock on August 15, 1997 (the IPO purchase date), in the S&P 500 on August 31, 1997 and in the S&P REIT Index on October 31, 1997 (first day of publication for the S&P REIT Index) and
(ii) reinvestment of dividends.

                   TOTAL RETURNS BASED ON THE FOLLOWING DATA:

                                          15-AUG-97 (1)    DEC-97     DEC-98     DEC-99     DEC-00
                                          -------------   --------   --------   --------   --------
SL Green................................     100.00        105.81      93.62     100.88     137.74
S&P 500.................................     100.00        108.42     139.40     168.73     153.38
S&P REIT................................     100.00        104.00      83.54      72.99      87.21

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

          15-AUG-97  DEC-97  DEC-98  DEC-99  DEC-00
SL Green        100  105.81   93.62  100.88  137.74
S&P 500         100  108.42   139.4  168.73  153.38
S&P REIT        100     104   83.54   72.99   87.21

    SOURCE: STANDARD & POOR'S

------------------------

(1) Assumes an initial investment of $100 on August 15, 1997 (the IPO purchase date) with respect to shares of the Company's Common Stock; on August 31, 1997 with respect to the S&P 500; and October 31, 1997 with respect to the S&P REIT Index (first day of publication of the S&P REIT Index).

                     PRINCIPAL AND MANAGEMENT STOCKHOLDERS

    The following table sets forth the beneficial ownership of Common Stock for
(i) each stockholder of the Company holding more than a 5% beneficial interest in the Company, (ii) each executive officer of the Company who is not a director of the Company and (iii) the directors and executive officers of the Company as a group as of March 19, 2001. Stock ownership of the Directors of the Company appears under the heading "Information Regarding the Nominee and Directors" in this Proxy Statement.

                                                                 SHARES OF COMMON STOCK
                                                               BENEFICIALLY OWNED (1) (2)
                                                              -----------------------------
NAME OF BENEFICIAL OWNERS                                       NUMBER     PERCENT OF TOTAL
-------------------------                                     ----------   ----------------
David J. Nettina(3).........................................    207,830             *
Gerard T. Nocera(3).........................................    189,088             *
Marc Holliday (3)...........................................    270,000           1.1
Thomas E. Wirth (3).........................................     32,000             *
Cohen & Steers Capital Management, Inc.(4)..................  2,595,500          10.6
Capital Growth Management LP (5)............................  1,309,000           5.3
EII Realty Securities Inc.(6)...............................  2,327,804           9.5
Deutsche Bank A.G. (7)......................................  1,415,771           5.8
Lend Lease Real Estate Investments, Inc. (8)................  1,705,150           6.9
All directors and executive officers as a group (9 persons)
  (9).......................................................  3,160,608          12.9

------------------------

(1) The number of Common Shares beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities, which includes stock options exercisable within sixty days of the date of this Proxy Statement. Assumes 24,582,497 shares of Common Stock outstanding. Assumes that all Units held by the person (and no other person) are redeemed for shares of Common Stock. The total number of shares of Common Stock outstanding used in calculating this percentage assumes that none of the Units held by other persons are redeemed for shares of Common Stock.

(2) "*" represents less than 1% of class.

(3) The business address for this stockholder is 420 Lexington Avenue, New York, New York 10170.

(4) The business address for this stockholder is 757 Third Avenue, New York, New York 10017. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 2000, this stockholder may have direct or indirect voting and/or investment discretion over these shares of Common Stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(5) The business address for this stockholder is One International Place, Boston, MA 02110. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 2000, this stockholder may have direct or indirect voting and/or investment discretion over these shares of Common Stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(6) The business address for this stockholder is 667 Madison Avenue, New York, NY 10021. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 2000, this stockholder may have direct or indirect voting and/or investment discretion over these shares of Common Stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(7) The business address for this stockholder is Taunusanlange 12, D-60325, Frankfurt am Main, Federal Republic of Germany. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 2000, this stockholder may have direct or indirect voting and/or investment discretion over these shares of Common Stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(8) The business address for this stockholder is 1995 University Avenue, Suite 550, Berkeley, CA 94704. Pursuant to a Schedule 13G filed with the SEC, as of December 31, 2000, this stockholder may have direct or indirect voting and/or investment discretion over these shares of Common Stock which are held for the benefit of its clients by its separate accounts, externally managed accounts, registered investment companies, subsidiaries and/or other affiliates. This stockholder is reporting the combined holdings of the entities for the purpose of administrative convenience.

(9) Includes shares held by Mr. Feldman through a family limited liability company of which he is the managing member.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities ("10% Holders"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors and 10% Holders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms that they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company, all Section 16(a) filing requirements applicable to its executive officers, directors and 10% Holders were satisfied

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CLEANING SERVICES

    First Quality Maintenance, L.P. ("First Quality") provides cleaning and related services with respect to certain of the properties owned by the Company. First Quality is owned by Gary Green, a son of Stephen L. Green. First Quality also provides additional services directly to tenants on a separately negotiated basis. The aggregate amount of fees to First Quality for services provided (excluding services provided directly to tenants) was approximately $1,056,000 in 1998, $2,843,000 in 1999 and $2,837,000 in 2000. In addition, the cleaning entity has the non-exclusive opportunity to provide cleaning and related services to individual tenants at the Company's properties on a basis separately negotiated with any tenant seeking such additional services. The cleaning entity will provide such services to individual tenants pursuant to agreements on customary terms (including at market rates). First Quality leases 3,740 square feet of space at 70 West 36th Street pursuant to a lease that expires on December 31, 2005 and provides for annual rental payments of approximately $93,038.

LEASES

    Nancy Peck and Company leases 2,013 square feet of space at 420 Lexington Avenue, New York, New York 10170 pursuant to a lease that expires on June 30, 2005 and provides for annual rental payments of approximately $52,020.

SECURITY SERVICES

    Classic Security LLC ("Classic Security") provides security services with respect to certain of properties owned by the Company. Classic Security is owned by Gary Green, a son of Stephen L. Green. The aggregate amount of fees for such services was approximately $566,000 in 1998, $1,864,000 in 1999 and $1,807,000
in 2000.

                                 OTHER MATTERS

SOLICITATION OF PROXIES

    The Company will pay the cost of solicitation of proxies. In addition to the solicitation of proxies by mail, the directors, officers and employees of the Company may also solicit proxies personally or by telephone without additional compensation for such activities. The Company will also request persons, firms and corporations holding shares in their names or in the names of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such holders for their reasonable expenses. In addition, the Company intends to utilize the proxy solicitation services of Morrow & Co., Inc. at an aggregate estimated cost of $4,500 plus out-of-pocket expenses.

STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 2002 annual meeting of stockholders must be received by the Secretary of the Company no later than December 1, 2001 in order to be considered for inclusion in the Company's proxy statement relating to the 2002 meeting pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended ("Rule 14a-8").

    For a proposal of a stockholder to be presented to the Company's 2002 annual meeting of stockholders, other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, it must be received at the principal executive offices of the Company after November 16, 2001 and on or before March 1, 2002, unless the 2002 annual meeting of stockholders is scheduled to take place before April 30, 2002. The Company's Bylaws provide that any stockholder wishing to nominate a director or have a stockholder proposal other than a stockholder proposal included in the Company's proxy statement pursuant to Rule 14a-8, considered at an annual meeting must provide written notice of such nomination or proposal and appropriate supporting documentation, as set forth in the Bylaws, to the Company at its principal executive offices not less than 75 days nor more than 180 days prior to the anniversary of the immediately preceding annual meeting of stockholders (the "Anniversary Date"); provided, however, that in the event that the annual meeting is scheduled to be held more than seven calendar days prior, or more than 60 days subsequent, to the Anniversary Date, such nominations or proposals must be delivered to the Company not earlier than the 180th day prior to such meeting and not later than the later of the 75th day prior to such annual meeting or the twentieth day following the earlier of the day on which public announcement of the meeting is first made or notice of the meeting is mailed to stockholders. Any such proposal should be mailed to: SL Green Realty Corp., 420 Lexington Avenue, New York, New York 10170-1881, Attn: Andrew S. Levine, Secretary.

OTHER MATTERS

    The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the best judgment of the proxy holders.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          [LOGO]

                                          Andrew S. Levine
                                          SECRETARY

New York, New York
March 30, 2001

                                                                       EXHIBIT A

                            AUDIT COMMITTEE CHARTER

ORGANIZATION

    There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.

STATEMENT OF POLICY

    The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

RESPONSIBILITIES

    In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

    In carrying out these responsibilities, the audit committee will:

    - Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its subsidiaries.

    - Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

    - Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

    - Review the internal audit function with financial management of the corporation including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

    - Review with internal and external counsel, where appropriate, any legal matters that could have a significant impact on the corporation's financial statements.

    - Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

    - Provide sufficient opportunity for the financial management and independent auditors to meet with the members of the audit committee without other members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

    - Review accounting and financial human resources and succession planning within the company.

    - Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

    - Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

               v Please Detach and Mail in the Envelope Provided v


|x|   Please mark your votes as
      indicated in this example

1.    To elect Mr. Edwin Thomas Burton, III to serve    FOR         WITHHOLD
      as the Class I director of the Company until                  AUTHORITY
      the 2004 Annual Meeting of Stockholders and       |_|            |_|
      until his successor is duly elected and
      qualified

2.    To ratify the selection of Ernst & Young LLP      FOR    ABSTAIN   AGAINST
      as the independent auditors of the company for    |_|      |_|       |_|
      the fiscal year ending December 31, 2001.

3. To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.

                                    THE UNDERSIGNED HEREBY ACKNOWLEDGE(S)
                                    RECEIPT OF A COPY OF THE ACCOMPANYING NOTICE
                                    OF ANNUAL MEETING OF STOCKHOLDERS, THE PROXY
                                    STATEMENT WITH RESPECT THERETO TO
                                    STOCKHOLDERS AND HEREBY REVOKE(S) ANY PROXY
                                    OR PROXIES HERETOFORE GIVEN. THIS PROXY MAY
                                    BE REVOKED AT ANY TIME BEFORE IT IS
                                    EXERCISED.

                                    MARK HERE FOR ADDRESS CHANGE AND NOTE AT
                                    LEFT                                     |_|


shareholder name & address

do not print in this area

Please Detach and Mail in the Envelope Provided

SEE REVERSE
SIDE